                                                               EXHIBIT NO. 15.1

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]



                                                December 13, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


   Re:   SIERRA PACIFIC POWER COMPANY
         REGISTRATION STATEMENT ON FORM S-3


We are aware that our reports dated April 26, 1996, July 26, 1996, and October 28, 1996 on our review of the interim financial information of Sierra Pacific Power Company for the three-month period ended March 31, 1996, three- and six-month period ended June 30, 1996, and the three- and nine-month period ended September 30, 1996 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in the registration statement on Form S-3 of Sierra Pacific Power Company for the registration of $35 million of Series D medium-term notes. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                       Very truly yours,


                                       /s/ Coopers & Lybrand L.L.P.